OTTER TAIL CORPORATION

Officer’s Certificate and Authentication Order
Relating to 6.80% Senior Notes due October 1, 2032

         Pursuant to the Indenture (For Unsecured Debt Securities) dated as of November 1, 1997 (the “Indenture”) between Otter Tail Corporation, a Minnesota corporation (the “Company”), and U.S. Bank National Association (formerly First Trust National Association), as trustee (the “Trustee”), and resolutions adopted by the Board of Directors of the Company on June 10, 2002 and the Pricing Committee of the Board of Directors of the Company by written action dated September 23, 2002, this Officer’s Certificate and Authentication Order is being delivered to the Trustee to establish the terms of a series of Securities in accordance with Section 301 of the Indenture, to establish the form of the Securities of such series in accordance with Section 201 of the Indenture, to request the authentication and delivery of the Securities of such series pursuant to Section 303 of the Indenture and to comply with the provisions of Section 102 of the Indenture.

         Capitalized terms used but not defined herein and defined in the Indenture shall have the respective meanings ascribed to them in the Indenture.

         A.     Establishment of Series Pursuant to Section 301 of the Indenture. There is hereby established, pursuant to Section 301 of the Indenture, a series of Securities which shall have the following terms (the lettered clauses set forth below correspond to the lettered subsections of Section 301 of the Indenture):

         (a)  The series of Securities hereby being authorized shall bear the title “6.80% Senior Notes due October 1, 2032” (referred to herein as the “Notes”).

         (b)  There shall be no limit on the aggregate principal amount of Notes which may be authenticated and delivered under the Indenture; provided, however, that the aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture pursuant to this Officer’s Certificate and Authentication Order shall be limited to $25,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 406 or 1206 thereof and, except for any Notes which, pursuant to Section 303 thereof, are deemed never to have been authenticated and delivered thereunder). Additional Notes having the same ranking, interest rate, maturity and other terms (except issue price) as the Notes previously issued may be issued from time to time under one or more Officer’s Certificates in accordance with the Indenture without the consent of Holders of the Notes or any other series of Securities, and all the Notes issued will constitute a single series of Securities under the Indenture.

         (c)  Interest on the Notes shall be payable to the Person in whose name the Note is registered at the close of business on the Regular Record Date (as defined in paragraph (e) below), except that interest, if any, due at Maturity will be paid to the person to whom the principal of the Note is paid. Any installment of interest on a Note not punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name the Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holders of the Notes not more than 15 days and not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, or any book-entry system which may be applicable to the Notes and upon such notice as may be required by such exchange or system, all as more fully provided in the Indenture.

         (d)  The Notes shall mature and the principal thereof shall be due and payable, unless previously redeemed or otherwise repaid, on October 1, 2032, together with any unpaid interest accrued thereon to, but not including, such date.

         (e)  The Notes shall bear interest from the date of original issuance at the rate of 6.80% per annum payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year (the “Interest Payment Dates”) commencing January 1, 2003. The amount of interest payable for any such period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Notes will accrue from the date of original issuance or from the most recent Interest Payment Date to which interest has been paid or provided for. The Regular Record Date for payment of interest on the Notes shall be the December 15, March 15, June 15 or September 15 (whether or not a Business Day), as the case may be, next preceding the relevant Interest Payment Date.

         (f)  The principal of and interest on each Note that is not a global Security shall be payable, and registration of transfer and exchanges of such Notes may be effected, at the corporate trust office of the Trustee in New York, New York. Payment of principal of and interest on each Note represented by a global Security shall be made in immediately available funds to The Depository Trust Company (“DTC”) or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Notes represented thereby for all purposes under the Indenture. Notices and demands to or upon the Company with respect to the Notes and the Indenture may be served at the Corporate Trust Office of the Trustee or at the Company at the address of its principal office specified in the Indenture. The Trustee will initially be the Paying Agent and the Security Registrar for the Notes.

         (g)  The Notes shall be redeemable at the option of the Company, in whole or in part, without premium, from time to time on or after October 1, 2007, upon not less than 30 nor more than 60 days’ prior written notice. The Redemption Price shall be equal to 100% of the principal amount of the Notes being redeemed plus any unpaid interest accrued thereon to, but not including, the Redemption Date.

         (h)  There are no sinking fund or other mandatory redemption provisions applicable to the Notes, and the Company will not be subject to any obligation to redeem or repurchase the Notes at the option of a Holder.

         (i)  Not applicable.

         (j)  Not applicable.

         (k)  Not applicable.

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         (l)  Not applicable.

         (m)  Not applicable.

         (n)  Not applicable.

         (o)  Not applicable.

         (p)  Not applicable.

         (q)  Not applicable.

         (r)  The Notes shall be originally issued in global form registered in the name of DTC or its nominee and will, unless and until the Notes are exchanged in whole or in part for certificated Notes registered in the names of various beneficial holders thereof, contain restrictions on transfer, substantially as described in the form of Notes attached hereto as Exhibit A. A global Note shall be exchangeable for certificated Notes registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Company that it is unwilling or unable to continue to act as a depositary for such global Notes or DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and in either case, the Company has not appointed a successor depositary within 90 days of that notice; (ii) an Event of Default on the Notes has occurred and is continuing; or (iii) the Company, in its sole discretion, decides not to have the Notes represented by the global Notes. Any global Note that is exchangeable pursuant to the preceding sentence shall be exchangeable for certificated Notes registered in such names as DTC shall direct.

         (s)  Not applicable.

         (t)  Not applicable.

         (u)  Not applicable.

         (v)    (i)  The Notes shall have such other terms and provisions as are provided in the form set forth in Exhibit A hereto.

                  (ii)  As an additional condition to the Company’s right to satisfy and discharge the Notes pursuant to Section 701 of the Indenture, the Company shall be required to deliver to the Trustee an Opinion of Counsel to the effect that, based upon a change in United States federal income tax law after the date of issuance of the Notes or a ruling or other formal statement or action to that effect received from or published by the Internal Revenue Service, (a) the deposit referred to in Section 701 of the Indenture and the related satisfaction and discharge of the Company’s obligations with respect to the Notes will not cause the Holders of the Notes to recognize income, gain or loss for United States federal income tax purposes and (b) the Holders of the Notes will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case but for such deposit and related satisfaction and discharge.

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         B.     Establishment of Form of Note Pursuant to Section 201 of the Indenture. It is hereby established pursuant to Section 201 of the Indenture that the Notes shall be substantially in the form attached as Exhibit A hereto.

         C.     Order for the Authentication and Delivery of Debt Securities Pursuant to Section 303 of the Indenture. It is hereby ordered pursuant to Section 303 of the Indenture that the Trustee authenticate, in the manner provided by the Indenture, one Note in the aggregate principal amount of $25,000,000 registered in the name of Cede & Co., which Note has been heretofore duly executed by the proper officers of the Company and delivered to you as provided in the Indenture, and to deliver said authenticated Note to A.G. Edwards & Sons, Inc., Edward D. Jones & Co., L.P. and Robert W. Baird & Co. Incorporated through the facilities of DTC against payment therefor on September 27, 2002.

         The undersigned has read the pertinent sections of the Indenture including the related definitions contained therein. The undersigned has examined the resolutions adopted by the Board of Directors of the Company on June 10, 2002 and the Pricing Committee of the Board of Directors of the Company by written action dated September 23, 2002. In the opinion of the undersigned, the undersigned has made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the conditions precedent to (i) the establishment of a series of Securities pursuant to Section 301 of the Indenture, (ii) the establishment of forms of such Securities pursuant to Section 201 of the Indenture and (iii) the authentication of such series of Securities pursuant to Section 303 of the Indenture have been complied with. In the opinion of the undersigned, such conditions have been complied with.

Dated: September 23, 2002.

OTTER TAIL CORPORATION

By	/s/ Kevin G. Moug

Kevin G. Moug Chief Financial Officer and Treasurer

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Exhibit A

         [Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

OTTER TAIL CORPORATION

6.80% Senior Notes due October 1, 2032

NO. R-___	$________________

CUSIP NO. 689648AP8

         OTTER TAIL CORPORATION, a corporation duly organized and existing under the laws of Minnesota (herein called the “Company,” which term includes any successor Person under the Indenture referred to below), for value received, hereby promises to pay to ________________________, or registered assigns, the principal sum of ________________________ United States Dollars ($________________) on October 1, 2032, and to pay interest thereon from September 27, 2002, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing on January 1, 2003, at the rate of 6.80% per annum, to, but not including, the date on which the principal hereof is paid or made available for payment. The amount of interest payable for any period will be computed on the basis of twelve, 30-day months and a 360-day year. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the December 15, March 15, June 15 and September 15 (whether or not a Business Day), as the case may be, next preceding the relevant Interest Payment Date; except that interest due at Maturity will be paid to the Person to whom principal of this Note is paid. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holders of the Notes not more than 15 days and not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, or any book-entry system which may be applicable to this Note and upon such notice as may be required by such exchange or system, all as more fully provided in the Indenture.

         Payment of the principal of and interest on any Note that is not a global Note will be made at the corporate trust office of the Trustee in New York, New York. Payment of principal of and interest on any global Note will be made in immediately available funds to DTC or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Notes for all purposes under the Indenture. Payment of the principal of and interest on each Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         Additional provisions of this Note are continued below and such provisions have the same effect as though fully set forth in this place.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of page intentionally left blank; signature page follows.]

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

OTTER TAIL CORPORATION

By

Title:

Attest:

Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

         This is one of the Notes of the series designated herein referred to in the within mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, Trustee

By

Authorized Signatory

OTTER TAIL CORPORATION

6.80% Senior Notes due October 1, 2032

         This Note is one of a duly authorized issue of Securities of the Company (such issue of Securities being herein called the “Notes”), issued under an Indenture (For Unsecured Debt Securities) dated as of November 1, 1997 (herein called the “Indenture”) between the Company and U.S. Bank National Association (formerly First Trust National Association), as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and Officer’s Certificate and Authentication Order (herein called the “Officer’s Certificate”) filed with the Trustee on September 27, 2002 creating the series designated herein reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

         The Notes shall be redeemable at the option of the Company, in whole or in part, without premium, from time to time on or after October 1, 2007 upon not less than 30 nor more than 60 days’ prior written notice. The Redemption Price will be equal to 100% of the principal amount of the Notes being redeemed plus any unpaid interest accrued thereon to, but not including, the Redemption Date.

         If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture and the Officer’s Certificate contain provisions for satisfaction and discharge at any time of the entire indebtedness of this Note upon compliance by the Company with certain conditions set forth in the Indenture and the Officer’s Certificate.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of Holders of not less than a majority in principal amount of the Securities of all series then Outstanding under the Indenture (including the Notes), considered as one class, to modify the Indenture in a manner affecting the rights of the Holders of the Notes; provided, that no such modification may, without the consent of the Holder of each Outstanding Note, (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or change the coin or currency (or other property), in which the Notes or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Note or (ii) reduce the percentage in principal amount of the Outstanding Notes, the consent of the Holders of which is required for any such modification, or the consent of the Holders of which is required for any waiver of compliance with any provision of the Indenture or of any default thereunder and its consequences, or reduce the requirements of the Indenture for quorum or voting. The Indenture also contains provisions permitting Holders of a majority in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

         As set forth in, and subject to, the provisions of the Indenture, no Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of all series in respect of which an Event of Default shall have occurred and be continuing, considered as one class, shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series in respect of which an Event of Default shall have occurred and be continuing, considered as one class, a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Note on or after the respective due dates expressed herein.

         As provided in the Indenture and subject to certain limitations (including, if this Note is a global Note, the limitations set forth above) therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the New York, New York maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Any payment on this Note due on any day which is not a Business Day in New York, New York need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date, and no interest shall accrue for the period from and after such date, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day with the same force and effect as if made on such due date.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Notes are issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations (including, if this Note is a global Note, the limitations set forth above) therein set forth, Notes are exchangeable for a like aggregate principal amount of a different authorized denomination, as requested by the Holder surrendering the same.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

ABBREVIATIONS

         The following abbreviations, when used in this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	-	as tenants in common

TEN ENT	-	as tenants by the entireties

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian

	(Cust)		(Minor)

under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used
though not in the above list.

ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address,
Including Postal Zip Code, of Assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

_______________________________________________________ to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature Guaranteed

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever and must be guaranteed by a member of the Medallion Signature Program